Exhibit 99.1

Sonic Automotive Adds $3.2 Billion in Annualized Revenues with Acquisition of
RFJ Auto Partners, a Top-15 U.S. Dealer Group

Acquisition Represents One of the Largest Transactions in Automotive Retail History and is
Expected to Propel Sonic Automotive into the Top-Five Largest Dealer Groups in the U.S.

CHARLOTTE, N.C. – September 22, 2021 – Sonic Automotive, Inc. (“Sonic Automotive” or “Sonic” or the “Company”) (NYSE:SAH), a Fortune 500 Company and one of the nation’s largest automotive retailers, today announced it has entered into a definitive agreement to acquire RFJ Auto Partners, Inc. (“RFJ Auto”). This acquisition represents one of the largest transactions in automotive retail history and is expected to propel Sonic Automotive into the top-five largest dealer groups in the U.S. as measured by total revenues.

With 33 locations in seven states and a portfolio of 16 automotive brands, RFJ Auto generated $2.8 billion in annual revenues in 2020, making it a top-15 U.S. dealer group by total revenues. The transaction will add six incremental states to Sonic’s geographic coverage and five additional brands to its portfolio, including the highest volume Chrysler Jeep Dodge RAM dealer in the world in Dave Smith Motors. In addition to further diversifying Sonic’s franchised dealership business, the transaction is expected to add $3.2 billion in annualized revenues, representing an incremental 30% increase in franchised dealership revenues above the Company’s previously stated target of $25 billion in total revenues by 2025.

“We are very excited to welcome the RFJ Auto team to the Sonic family as we continue to expand our nationwide network,” said David Smith, Chief Executive Officer of Sonic Automotive and EchoPark Automotive. “RFJ Auto’s management team – many of whom are former members of the Sonic family and have deep familiarity with our guest-centric mindset and innovative sales model – and the nearly 1,700 RFJ Auto teammates are an excellent fit with the culture and growth strategy of our franchised dealership business. As such, we anticipate seamless integration and expect to capture meaningful synergies from “day one,” creating significant long-term value for our shareholders.”

“This transaction is well-aligned with our strategy to grow our franchised dealership business by acquiring franchises that increase our geographic reach and expand our brand portfolio,” said Jeff Dyke, President of Sonic Automotive and EchoPark Automotive. “With my 20-plus year history with Rick Ford and much of his team, I very much respect and admire what a terrific job they have done growing and modernizing their business and see great synergies with the anticipated launch of our industry-leading digital omnichannel platform later this year. Beyond that, I am excited to once again work alongside Rick and his team as they remain in place to manage and accelerate our growth trajectory under this new partnership.”

Rick Ford, Chief Executive Officer of RFJ Auto, commented, “As a past member of the Sonic family, I know exactly how complementary our businesses are and I look forward to bringing together our shared commitment to guest satisfaction, innovative processes, and industry-leading technology for the benefit of all of our guests, teammates and stakeholders.”

Heath Byrd, Chief Financial Officer of Sonic Automotive and EchoPark Automotive, added, “Our focus on free cash flow generation and strengthening our balance sheet over the past few years has put us in the position to pursue strategic acquisitions like this while having the flexibility to allocate capital to our rapid EchoPark expansion plans, our dividend program and opportunistic share repurchases. After taking account of the expected financing of this transaction with debt and cash on hand, our pro forma credit facility leverage ratio will remain comfortably within our targets.”

Sonic’s management team remains focused on executing the accelerated expansion plan for EchoPark’s nationwide distribution network. Based on success to-date and plans for future markets, EchoPark is on track to achieve 25% population coverage by the end of 2021, and 90% population coverage by 2025, bringing this unique and competitive offering to new markets to deliver value for guests. Additionally, as previously announced, Sonic’s Board of Directors continues to work with financial and legal advisors to consider a full range of potential strategic alternatives for its EchoPark business. No timetable has been established for the completion of the review, and the review may not result in any transaction. The Company does not intend to disclose further developments with respect to its review process unless and until its Board approves a specific action or otherwise concludes the review.

The RFJ Auto brand portfolio includes Chrysler, Jeep, Dodge, RAM, Chevrolet, GMC, Buick, Lexus, Toyota, Ford, Nissan, Hyundai, Honda, Mazda, Alfa Romeo, Maserati, and specialty pre-owned vehicle locations throughout the Pacific Northwest, Midwest and Southwest.

The RFJ Auto transaction is expected to close in December 2021. Lazard acted as financial advisor and Parker Poe acted as legal counsel to Sonic. RFJ Auto is a portfolio company of The Jordan Company, Cowen acted as the financial advisor and Greenberg Traurig acted as legal counsel.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, North Carolina, is one of the nation’s largest and most innovative automotive retailers. Sonic is continually focused on providing an industry-leading guest experience, driven by strategic investments in its technology and teammates. Our 87 franchised dealerships are committed to delivering a sales and service experience that is easy and transparent for guests, and providing an environment for its teammates to fulfill dreams, enrich lives and deliver happiness. More information about Sonic Automotive can be found at www.sonicautomotive.com and ir.sonicautomotive.com.

About EchoPark Automotive

EchoPark Automotive is a rapidly growing operating segment within the Company that specializes in pre-owned vehicle sales, utilizing a technology-enabled sales strategy to provide a unique, guest-centric buying experience and consistently deliver superior value to car buyers nationwide. No other pre-owned vehicle retailer offers its guests savings of up to $3,000 versus the competition on over 10,000 high quality, nearly new pre-owned vehicles. More information about EchoPark Automotive can be found at www.echopark.com.

About RFJ Auto

RFJ Auto Partners, Inc. was established in 2014 and is based in Plano, Texas. It is one of the largest privately owned auto retail platforms in the United States, with nearly 1,700 employees and a dealership footprint of 33 rooftops located in 7 states throughout the Pacific Northwest, Midwest and Southwest. It has developed a diverse product offering through an efficient omnichannel platform. More information about RFJ Auto, including its dealership locations, can be found at www.rfjauto.com.

Forward-Looking Statements
Included herein are forward-looking statements, including statements regarding anticipated future annualized revenue contribution from the acquired business, increases in future revenues and anticipated future revenue levels, anticipated dealer group rankings, anticipated future synergies, anticipated long-term shareholder returns, anticipated future acquisition strategy and activity, the anticipated launch timing of our digital omnichannel platform, anticipated future dividends and share repurchases, anticipated future pro forma credit facility leverage ratio levels, anticipated future EchoPark population coverage, and the anticipated completion and timing of the acquisition. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, anticipated future revenue growth, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, the effect of the COVID-19 pandemic and related government-imposed restrictions on operations, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC.

Company Contacts
Investor Inquiries:
Heath Byrd, Executive Vice President and Chief Financial Officer 704-566-2400
Danny Wieland, Vice President, Investor Relations 704-927-3462
ir@sonicautomotive.com

Press Inquiries:
Joshua Greenwald / Danielle DeVoren
646-379-7971 / 212-896-1272
jgreenwald@kcsa.com / ddevoren@kcsa.com